OLD MUTUAL ADVISOR FUNDS II

AMENDMENT TO THE

MUTUAL FUND CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 14h day of March, 2007, to the Mutual Fund Custody Agreement dated as of February 26, 2002, as amended October 5, 2006 (the “Custody Agreement”), is entered by and between Old Mutual Advisor Funds II, a Delaware business trust (the "Trust") and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust intends to create an additional fund; and

WHEREAS, the Trust and the Custodian desire to amend said Custody Agreement to apply to the new fund; and

WHEREAS, Paragraph 31 of the Custody Agreement allows for its amendment by mutual agreement of the parties;

NOW, THEREFORE, the parties agree as follows:

Schedule C, the Portfolios of the Trust is hereby superseded and replaced with Schedule C attached hereto.

Except to the extent supplemented hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

OLD MUTUAL ADVISOR fUNDS II	U.S. BANK, N.A.

By:	/s/ Robert T. Kelly	By:	/s/ Michael R. McVoy
Name:	Robert T. Kelly	Name:	Michael R. McVoy
Title:	Treasurer	Title:	Vice President

Schedule C

to the

Custody Agreement – Old Mutual Advisor Funds II

Funds of the Trust:

Old Mutual Analytic U.S. Long/Short Fund
Old Mutual Barrow Hanley Value Fund
Old Mutual Columbus Circle Technology and Communications Fund
Old Mutual Emerging Growth Fund
Old Mutual Focused Fund
Old Mutual Growth Fund
Old Mutual Heitman REIT Fund
Old Mutual Large Cap Fund
Old Mutual Large Cap Growth Fund
Old Mutual Large Cap Growth Concentrated Fund
Old Mutual Mid-Cap Fund
Old Mutual Select Growth Fund
Old Mutual Small Cap Fund
Old Mutual Strategic Small Company Fund
Old Mutual TS&W Small Cap Value Fund
Old Mutual Cash Reserves Fund
Old Mutual Dwight Intermediate Fixed Income Fund
Old Mutual Dwight Short Term Fixed Income Fund
Old Mutual TS&W Mid-Cap Value Fund